UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 15, 2011
MedQuist Holdings Inc.
(Exact name of registrant as specified in charter)

Delaware	001-35069	98-0676666
(State of Incorporation or Organization)	Commission File Number)	(IRS Employer Identification No.)
9009 Carothers Parkway,
Franklin, Tennessee 37067
(Address of principal executive offices) (Zip Code)
(866) 295-4600
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.
On March 15, 2011, the Company issued a press release announcing its results of operations for the fourth quarter and full year ended December 31, 2010. A copy of the press release was furnished as an exhibit to the Company’s current report on Form 8-K filed with the SEC on March 15, 2010 (the “FY2010 Earnings Release”). The following information is provided as a supplement to the FY2010 Earnings Release:

	FY 2010
	Q1	Q2	Q3	Q4	Total

Total clinical documentation volume:	624	800	854	844	3,122
(In millions of lines)

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of New President and Chief Executive Officer
On March 15, 2011, the board of directors of MedQuist Holdings Inc. (the “Company”) appointed Peter L. Masanotti as the Company’s President and Chief Executive Officer effective immediately following the Company’s filing of its Form 10-K for the year ended December 31, 2010 with the U.S. Securities and Exchange Commission (the “2010 Form 10-K”) on March 16, 2011, pursuant to the terms and conditions of Mr. Masanotti’s Employment Agreement with MedQuist Inc., the Company’s subsidiary (“MedQuist Inc.”), dated September 3, 2008. Mr. Masanotti, 56, has served as the Chief Executive Officer of MedQuist Inc. since September 2008 and as the President of MedQuist Inc. since November 2008. Mr. Masanotti, will continue to serve as the President and Chief Executive Officer of MedQuist Inc. Prior to joining MedQuist Inc., Mr. Masanotti, was most recently managing director and global head of Business Process Sourcing at Deutshe Bank from September 2007 to September 2008, where he was responsible for the offshore and onshore labor productivity and efficiency for the investment banking platform. From July 2005 through May 2007 he was the Chief Operating Officer and Executive Vice President of OfficeTiger LLC (“OfficeTiger”), a judgment-based business outsourcing firm which services major investment banks and Fortune 500 corporations. From 2001 to 2005, Mr. Masanotti served as Chief Operating Officer of Geller & Company (“Geller”), a privately-held finance and accounting outsourcing firm. Mr. Masanotti is a graduate of Temple University of Law in Philadelphia and holds a bachelor’s degree in economics from the University of Connecticut-Storrs.
There are no transactions in which Mr. Masanotti has an interest requiring disclosure under Item 404(a) of Regulation S-K or any family relationships requiring disclosure under Item 401(d) of Regulation S-K.
Robert M. Aquilina, the Chairman of the Company’s board of directors had been serving as the chief executive officer of the Company since October 2010. Mr. Aquilina ceased serving as the Company’s Chief Executive Officer effective March 16, 2011, immediately following the filing of the 2010 Form 10-K. Mr. Aquilina will continue to serve as the Chairman of the Company’s board of directors.

Appointment of New Chief Financial Officer
On March 15, 2011, the Company’s board of directors appointed Anthony D. James as the Company’s Chief Financial Officer effective immediately following the filing of the 2010 Form 10-K on March 16, 2011, pursuant to the terms and conditions of Mr. James’ Employment Agreement with MedQuist Inc. dated June 24, 2010. Mr. James, 44, joined MedQuist Inc. in April 2010 and has served as the Chief Financial Officer of MedQuist Inc. since November 2010 and as Co-Chief Operating Officer of MedQuist Inc. since June 2010. Mr. James will continue to serve as the Chief Financial Officer of MedQuist Inc. Prior to joining MedQuist Inc., Mr. James was the chief operating officer for Spheris Inc., a medical transcription company, from 2006 to April 2010. Prior to that, Mr. James served as the chief financial officer for Spheris Inc. from 2001 to 2006. MedQuist Inc. and its majority shareholder, CBay Inc., purchased substantially all of the assets of Spheris Inc. on April 22, 2010. Mr. James received his bachelor degree in accounting from the University of Northern Iowa.
There are no transactions in which Mr. James has an interest requiring disclosure under Item 404(a) of Regulation S-K or any family relationships requiring disclosure under Item 401(d) of Regulation S-K.
Clyde Swoger ceased serving as the Company’s Chief Financial Officer, effective immediately following the filing of the 2010 Form 10-K on March 16, 2011. Mr. Swoger will remain as an employee of the Company to assist with accounting matters until March 31, 2011.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MedQuist Holdings Inc.
Date: March 16, 2011	By:	/s/ Mark R. Sullivan
Mark R. Sullivan
General Counsel, Chief Compliance Officer and Secretary